                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Aldabra Acquisition
Corporation (the "Company") on Form 10-QSB for the period ending March 31, 2006
(the "Report"), as filed with the Securities and Exchange Commission on the date hereof, I Jason Weiss, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley
Act of 2002, that:

       1. The Report fully complies with the requirements of section 13(a) or
15(d) of the Securities Exchange Act of 1934, as amended; and

       2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
Company.

By:   /s/ Jason Weiss                                        Dated: May 15, 2006
   ----------------------------
       Jason Weiss
       Chief Executive Officer
       (Principal Executive and Accounting and Financial Officer)